EXHIBIT 10.23

SHARED SERVICES AGREEMENT

THIS SHARED SERVICES AGREEMENT (this “Agreement”), made as of this 1st day of May, 2004, is by and between Century Capital Associates LLC, having an office at 215 Morris Avenue, Spring Lake, New Jersey 07762 (herein referred to as “CCA”), and Medi-Hut Co., Inc., having an office at 215 Morris Avenue, Spring Lake, New Jersey 07762 (herein referred to as “MHUT”);

WITNESSETH:

WHEREAS, CCA has leased from Trillium Partners LLC (herein referred to as “Prime Landlord”), those certain premises (herein referred to as the “Premises”) described in that certain Lease Agreement (herein referred to as the “Prime Lease”) dated September 28, 2000 between Trillium Partners LLC, as the “Landlord” therein, and CCA, as the “Tenant” therein;

WHEREAS, the term of the Prime Lease commenced on November 1, 2000 and expires on October 31, 2005, unless earlier terminated as provided in the Prime Lease;

WHEREAS, CCA is permitted to sublease and otherwise share the Premises under the Prime Lease; and

WHEREAS, MHUT desires to sublease a portion of the Premises and otherwise utilize CCA’s offices and equipment to conduct business;

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, CCA and MHUT agree as follows:

1.    Representations of CCA. CCA represents and warrants to MHUT as follows:

1.1	CCA has delivered to MHUT a true, correct and complete copy of the Prime Lease as amended through the date hereof.

1.2	The Prime Lease is presently in full force and effect and CCA is not in default under the Prime Lease.

1.3	The Prime Landlord has consented to the terms of this Agreement.

2.    Term. The term of this Agreement (herein referred to as the “Agreement Term”) shall commence on May 1, 2004 (herein referred to as the “Commencement Date”), and shall continue until terminated by either party, with or without cause, upon sixty (60) days prior written notice, but in no event shall the Agreement Term continue past the term of the Prime Lease.

3.    Shared Services. CCA hereby agrees to allow MHUT to occupy three offices approximating 340 square feet and to utilize common areas, kitchen, lobby and conference rooms (herein referred to as the “Shared Premises”). CCA also agrees to allow MHUT to use certain equipment and services as an “all-inclusive” arrangement for the Monthly Retainer Fee defined and described in Paragraph 4 hereof. The equipment and services shall include telephones, telephone service with direct dial, personal voicemail, computer networking, office furniture and high speed internet access (herein referred to as the “Shared Equipment”). The Shared Premises and the Shared Equipment, collectively, shall be referred to herein as the “Shared Services.”

4.    Rental. The monthly rental for the Shared Services shall be Two Thousand Five Hundred Dollars ($2,500.00) (herein referred to as the “Monthly Rental Fee”), which shall be paid by MHUT to CCA as follows:

4.1
Contemporaneously with the execution hereof, MHUT shall pay to CCA a refundable services retainer in the sum of Two Thousand Five Hundred Dollars ($2,500.00) (herein referred to as the “Refundable Services Retainer”). The Refundable Services Retainer need not be kept separate and apart from other CCA funds. No interest shall be paid on the amount of the Refundable Services Retainer and such Refundable Services Retainer may be used by CCA to provide Shared Services under this Agreement. MHUT agrees that the Refundable Services Retainer shall not be used by MHUT as payment for the Monthly Rental Fee for the Shared Services without receiving the written consent of CCA. In the event MHUT defaults in the performance of any of the terms hereof, CCA may apply or retain the whole, or any part, of the Refundable Services Retainer for the payment of any Monthly Retainer Fee or any other payment due hereunder. If MHUT shall, at the end of the Agreement Term, have fully and faithfully complied with all of the terms of this Agreement, the Refundable Services Retainer, or any balance thereof, shall be returned to MHUT within thirty (30) days thereafter.

4.2
Commencing May 1, 2004, MHUT shall pay to CCA the Monthly Service Fee in the sum of Two Thousand Five Hundred Dollars ($2,500.00), with such rental fee being payable on the first (1st) day of the month for which the rental fee is being paid.

4.3
MHUT shall pay all fees as herein provided promptly at the times and in the manner herein specified. If any amount is not paid within five (5) days after its due date, MHUT shall pay interest on such amount from the date on which it was due until the date on which it is actually paid at the rate of ten percent (10%) per annum. Notwithstanding the foregoing, CCA agrees to allow MHUT to defer payment of all Monthly Service Fees, without interest, until MHUT has received cumulative cash proceeds exceeding Five Hundred Thousand Dollars ($500,000) from either an investment, sale of assets or through the settlement of pending litigation.

4.4
If, under any provision of the Prime Lease, any additional rent shall be payable by CCA to Prime Landlord directly attributable to services ordered by or activities undertaken by or on behalf of MHUT in connection with this Agreement or on account of MHUT’s default hereunder, then MHUT shall pay such additional rent on demand by CCA. MHUT may be directed by CCA to pay such additional rent directly to Prime Landlord.

5.    Prime Lease; Covenants of the Parties. Except to the extent not otherwise inconsistent with the agreements and understandings expressed in this Agreement or applicable only to the original parties to the Prime Lease, the terms, provisions, covenants, and conditions of the Prime Lease are hereby incorporated herein by reference subject to the following understandings:

5.1
To the extent that any of the Prime Lease sections conflict or are inconsistent with the provisions of this Agreement, whether or not such inconsistency is expressly noted herein, the provisions of this Agreement shall in all instances prevail over the Prime Lease.

5.2	CCA agrees to perform all of its obligations under the Prime Lease.

5.3	Should CCA receive a notice of default or any other notice from the Prime Landlord, CCA shall provide prompt notice and forward a copy of such notice to MHUT.

5.4
Upon the termination of this Agreement, MHUT shall surrender the Shared Premises and the Shared Equipment to CCA in the condition in which the Shared Premises and the Shared Equipment were received from CCA on the Commencement Date, except for ordinary wear and tear and damage by casualty or condemnation not the result of the negligent or intentional act or omission of MHUT or its officers, agents, employees and invitees. CCA shall remain liable to Prime Landlord for any restoration required under the terms and conditions of the Prime Lease

5.5	If the Prime Lease terminates, this Agreement shall terminate and the parties hereto shall be relieved of any further liability or obligation under this Agreement.

6.    Brokers. CCA and MHUT each warrants to the other that no broker, agent, salesman or any other person is entitled to a commission or similar fee in connection with this Agreement.

7.    Use of Premises. The Shared Premises shall be used and occupied only for office space and for no other use or purpose.

8.    Warranty of Quiet Enjoyment. So long as MHUT shall observe and perform the covenants and agreements applicable to it hereunder, MHUT shall, at all times during the Agreement Term, peacefully and quietly have and enjoy the possession of the Shared Premises.

9.    Assignment and Subletting. MHUT shall not assign this Agreement or further sublease, rent or share all or any part of the Shared Premises without the prior written consent of both the Prime Landlord and CCA.

10.    Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New Jersey.

11.    Notices. All notices which may or are to be required to be given by either party on the other hereunder shall be in writing. All notices shall be sent by hand delivery, overnight delivery service or United States mail, to the address hereinbelow set forth for such party, or to such other place as a party may from time to time designate in a written notice to the other.

To CCA:

Century Capital Associates LLC
215 Morris Avenue
Spring Lake, New Jersey 07762
Attention: Thomas S. Gifford

To MHUT:

Medi-Hut Co., Inc.

215 Morris Avenue
Spring Lake, New Jersey 07762
Attention: Allan J. Jones

with a copy to:

Giordano, Halleran & Ciesla, P.C.
125 Half Mile Road
P.O. Box 190
Middletown, New Jersey 07748
Attention: Paul T. Colella, Esq.

IN WITNESS WHEREOF, the undersigned representatives of the parties hereto have executed this Agreement on behalf of the parties as of the day and year first above written.

CENTURY CAPITAL ASSOCIATES LLC

By:  /s/ Thomas S. Gifford

Name:   Thomas S. Gifford
Title:     Managing Member and Vice President

MEDI-HUT CO., INC.

By:  /s/ Allan J. Jones

Name:   Allan J. Jones
Title:     Vice President